EXHIBIT 3.1.2
















                        State of Delaware

                Office of the Secretary of State

                   --------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF AMENDMENT OF "MT INVESTORS INC.",

FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF OCTOBER, A.D. 1996,

AT 10 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO

THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.









          (Corporate Seal of      /s/ Edward J. Freel
        the Secretary's Office   -----------------------------------
              of the State       Edward J. Freel, Secretary of State
              of Delaware)
                                 AUTHENTICATION:  8151190

2281086  8100                              DATE: 10-17-96

960299137











                    CERTIFICATE OF AMENDMENT

                               OF

              RESTATED CERTIFICATE OF INCORPORATION

                               OF

                        MT INVESTORS INC.

     (Pursuant to Section 242 of the General Corporation Law
                    of the State of Delaware)

          The undersigned Vice President and Secretary of MT

Investors Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify as follows:

          FIRST:  The Restated Certificate of Incorporation of

the Corporation, as heretofore amended and restated, is further amended to increase the authorized capital stock of the

Corporation by an additional 50 shares of Class B Common Stock and an additional 199,951 shares of Class C Common Stock.  To effect the same, the first paragraph of ARTICLE FOURTH is deleted in its entirety and the following is inserted in place thereof:


               "FOURTH:  The total number of shares of
          all classes of stock which the Corporation shall have authority to issue is Two Million
          Seven Hundred Seventy-Five Thousand Nine
          Hundred Seventy-Six (2,775,976) shares, all with a par value of One Cent ($.01) per share, of which Two Million Two Hundred
          Thirty-Three Thousand One Hundred Seventeen
          (2,233,117) shares shall be designated as Class A Common Stock, One Thousand (1,000) shares shall be designated as Class B Common
          Stock and Five Hundred Forty-One Thousand
          Eight Hundred Fifty-Nine (541,859) shares shall be designated as Class C Common Stock."

          The remaining provisions of ARTICLE FOURTH shall remain

in full force and effect subject to the provisions hereof.

          SECOND:  This Amendment to the Certificate of

Incorporation has been duly adopted in accordance with the

provisions of Section 242 of the General Corporation Law of the

State of Delaware.  Consent of stockholders was given in

accordance with Section 228 of such Law and written notice has been given as provided in such Section 228.

          IN WITNESS WHEREOF, the undersigned have signed this

instrument this 15th day of October, 1996.




                              /s/ Thomas P. Salice
                              -----------------------------------
                              Thomas P. Salice
                              Vice President




Attest:



/s/ Christine J. Smith
------------------------------------
Christine J. Smith
Secretary